EXHIBIT 10.35

MetaSolv Software, Inc.

Performance Incentive Cash Bonus Grant

January 1, 200[**] to June 30, 200[**]

[or July 1, 200[**] to December 31, 200[**]]

for

«First_Name» «Last_Name»

Dept. «DEPT»

* * * * * * * * *

MetaSolv Software, Inc. is pleased to grant you a bonus based on achievement of Objectives specified in Schedule A. Bonuses will typically be paid within 45 days of the end of the bonus period.

This Bonus Grant supersedes any and all previous Bonus Grants.

The grant and payment of this bonus is subject to the terms and conditions of this Bonus Grant, MetaSolv’s Bonus Plan and your continued employment with the company through the date of bonus payment.

Thank you for your contribution.

T. Curtis Holmes, CEO & President

Schedule A

«First_Name» «Last_Name»

Target Bonus Achievement = [**]% of Gross Base Wages

The bonus program for the [**] half of 200[**] will be based entirely on the [Business Criteria 1 thru X] for the period of [**] through [**].

The bonus goals of [Business Criterion 1] and [Business Criterion #2] are weighted with [**]% of the Target Bonus Achievement tied to [Business Criterion 1] and [**]% of the Target Bonus Achievement tied to [Business Criterion #2]. The bonus will be calculated such that:

•	[Bonus calculation based on Business Criterion #1] The Maximum Bonus Achievement received by the employee from this [Business Criterion #1] component will be an amount equal to [**]% of his or her total Target Bonus Achievement.

•	[Bonus calculation based on Business Criterion #2].

•	In accordance with the terms and conditions of the Bonus Plan, the following will apply:

•	[Business Criterion #1] is determined by taking [description of Business Criterion #1].

•	Gross base wages paid equals the sum of all total wages paid to employee during the bonus period ([**]) excluding bonuses, incentives, expense reimbursements or allowances.

The following are examples of how the bonus for Employee A would be calculated:

Employee A earns an annual salary of $[**]. He has been employed since [**]. His gross base wages paid [bonus period start] thru [bonus period ending] are $[**]. The Target Bonus Achievement for Employee A is [**]%. The Target Bonus Achievement dollar amount for Employee A is $[gross base wages] x [Target Bonus Achievement Percentage]% = $[**]. At the time bonuses are paid, there are [**] employees in the Company and their Target Bonus Achievement amounts total $[**].

The company achieves the following results:

	Example 1			Example 2			Example 3			Example 4
[Business Criterion #1]	$	[	**]	$	[	**]	$	[	**]	$	[	**]
[Business Criterion #2]	$	[	**]	$	[	**]	$	[	**]	$	[	**]
Employee’s Target Bonus	$	[	**]	$	[	**]	$	[	**]	$	[	**]
Bonus tied to [Business Criterion #1]	$	[	**]	$	[	**]	$	[	**]	$	[	**]
Amount contributed to [Business Criterion #1] bonus pool ([**])	$	[	**]	$	[	**]	$	[	**]	$	[	**]
Employee A’s share of bonus pool		[	**]%		[	**]%		[	**]%		[	**]%
[Business Criterion #1] Bonus Amount	$	[	**]	$	[	**]	$	[	**]	$	[	**]
Bonus tied to [Business Criterion #2]
[Business Criterion 2] Amount	$	[	**]	$	[	**]	$	[	**]	$	[	**]

Total Bonus Achieved	$	[	**]	$	[	**]	$	[	**]	$	[	**]

Employee A’s share of the bonus pool at the time of the grant is an estimate only. Employee A’s share may change based on the number of employees in the pool and their targeted bonus. The actual bonus percentage will be calculated at the time any bonus is paid.